Exhibit 4.1

INCORPORATED UNDER THE LAWS OF

THE STATE OF MARYLAND

NUMBER	SHARES
_________	_________

ANNAPOLIS BANCORP, INC.

a Maryland corporation

THIS CERTIFIES that ______________________ is the registered holder of _______________ shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __ day of ______ A.D. ___.

Secretary	President

REVERSE SIDE

The securities represented by this instrument are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be transferred, sold or otherwise disposed of except while a registration statement relating thereto is in effect under such act and applicable state securities laws or pursuant to an exemption from registration under such Act or such laws. Each purchaser of the securities represented by this instrument is notified that the Seller may be relying on the exemption from Section 5 of the Securities Act provided by Rule 144A thereunder. Any transferee of the securities represented by this instrument by its acceptance hereof (1) represents that it is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act), (2) agrees that it will not offer, sell or otherwise transfer the securities represented by this instrument except (A) pursuant to a registration statement which is then effective under the Securities Act, (B) for so long as the securities represented by this instrument are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (C) to the Issuer or (D) pursuant to any other available exemption from the registration requirements of the Securities Act and (3) agrees that it will give to each person to whom the securities represented by the instrument are transferred a notice substantially to the effect of this legend. This instrument is issued subject to the restrictions on transfer and other provisions of a Securities Purchase Agreement between the Issuer of these securities and the Investor referred to therein, a copy of which is on file with the Issuer. The securities represented by this instrument may not be sold or otherwise transferred except in compliance with said Agreement. Any sale or other transfer not in compliance with said Agreement will be void.

The Issuer will furnish to any stockholder on request and without charge a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class or series of stock which the Issuer is authorized to issue, and the qualifications, limitations, or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Issuer.

For value received, __________ hereby sell, assign and transfer unto ______________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________

In the presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.